As filed with the Securities and Exchange Commission on March 21, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Florida Power Corporation
d/b/a Progress Energy Florida, Inc.

(Exact name of registrant as specified in its charter)

100 Central Avenue
St. Petersburg, Florida 33701
(727) 820-5151
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Florida (State of Incorporation)	59-0247770 (I.R.S. Employer Identification No.)

PETER M. SCOTT III
Executive Vice President and Chief Financial Officer
410 S. Wilmington Street
Raleigh, North Carolina 27601
(919) 546-6111
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

TIMOTHY S. GOETTEL, ESQ. Hunton & Williams 421 Fayetteville Street Mall Raleigh, North Carolina 27601 (919) 899-3094	E. N. ELLIS, IV, ESQ. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

     Approximate date of commencement of proposed sale to the public: From time to time as market conditions warrant after the registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount		Proposed	Proposed Maximum		Amount
of	to be		Maximum Offering	Aggregate Offering		Registration
Securities to be Registered	Registered		Price Per Unit	Price		Fee

First Mortgage Bonds	(1	)(2)	(2)	(1	)(2)	N/A
Debt Securities	(1	)(2)	(2)	(1	)(2)	N/A
Total	$1,000,000,000		100%	1,000,000,000	(3)	$80,900	(3)(4)

(1)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000, or its equivalent (based on the applicable exchange rate at the time of sale), if any such securities are issued with principal amounts denominated in one or more currencies other than U.S. dollars as shall be designated by the registrant. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $1,000,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.

(2)	Omitted pursuant to General Instruction II.D. of Form S-3. Total amount estimated solely for the purpose of determining the registration fee.

(3)	Pursuant to Rule 429 under the Securities Act of 1933, the combined prospectus contained herein relates to an aggregate of $1,050,000,000 principal amount of securities consisting of (a) $1,000,000,000 aggregate principal amount of securities being registered hereby and (b) $50,000,000 aggregate principal amount of unsold securities that were previously registered under the registrant’s registration statement on Form S-3 (No. 333-63204) that was filed with the Commission on June 15, 2001. Aggregate registration fees previously paid in connection with the registration of the unsold securities identified in (b) of this footnote are $12,500. Accordingly, the registration fee consists of $80,900 paid herewith and $12,500 previously paid as set forth in this footnote.

(4)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.

     This registration statement constitutes post-effective amendment no. 1 to the registrant’s registration statement on Form S-3 (No. 333-63204), and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933. Upon effectiveness of such post-effective amendment, this registration statement and registration statement No. 333-63204 will relate to an aggregate of $1,050,000,000 of First Mortgage Bonds and Debt Securities.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
RISK FACTORS
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF FIRST MORTGAGE BONDS
DESCRIPTION OF DEBT SECURITIES
GLOBAL SECURITIES
PLAN OF DISTRIBUTION
EXPERTS
LEGAL OPINIONS
PART II
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EX-5 OPINION OF HUNTON & WILLIAMS
EX-23.(A) CONSENT OF DELOITTE & TOUCHE LLP
EX-23.(B) CONSENT OF KPMG LLP
EX-25.(A) FORM T-1 STATEMENT OF ELIGIBILITY

SUBJECT TO COMPLETION, DATED MARCH 21, 2003

Prospectus

Florida Power Corporation d/b/a
Progress Energy Florida, Inc.

$1,050,000,000

First Mortgage Bonds
Debt Securities

These securities are not obligations of, nor guaranteed by, Progress Energy, Inc., our corporate parent.

Investing in our securities involves risks. See the “Risk Factors” section on page 5 of this prospectus.

     We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated __________, 2003

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,050,000,000. We may offer any of the following securities: First Mortgage Bonds and/or other Debt Securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

OUR COMPANY

We are a regulated public utility incorporated under the laws of Florida in 1899. We are engaged in the generation, transmission, distribution and sale of electricity in portions of Florida. We are an indirect, wholly-owned subsidiary of Progress Energy, Inc., a North Carolina corporation. All of our common stock is held directly by Florida Progress Corporation, a Florida corporation, also referred to as Florida Progress. Effective January 1, 2003, we began doing business under the assumed name Progress Energy Florida, Inc. There were no changes to our articles of incorporation and our legal name remains Florida Power Corporation.

Our principal executive offices are located at 100 Central Avenue, St. Petersburg, Florida 33701. Our telephone number is (727) 820-5151.

Unless the context requires otherwise, references in this prospectus to the terms “we,” “us,” “our” or other similar terms mean Progress Energy Florida, Inc.

APPLICATION OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds from the sale of the offered securities:

•	to finance the construction of new facilities and the maintenance of existing facilities;

•	to finance the future acquisition of other entities or their assets;

•	to refund, repurchase, retire, redeem or reduce outstanding short- or long-term indebtedness; and

•	for other general corporate purposes.

In the event that any proceeds are not immediately applied, we may temporarily invest them in U.S., state or municipal government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by U.S. government or agency obligations, or we may deposit the proceeds with banks.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the following periods was:

For the Twelve Months Ended December 31,

2002	2001	2000	1999	1998

5.46x	5.30x	3.82x	4.37x	3.87x

We define “earnings” as income before income taxes plus fixed charges. We define “fixed charges” as the sum of interest on long-term debt, other interest and amortization of debt discount and expense.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports, current reports, proxy statements and other information with the SEC. Our SEC filing number is 1-3274. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. The SEC’s public reference room in Washington is located at 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Additionally, information about us and our SEC filings are available on our web site at http://www.fpc.com. The contents of our web site do not constitute a part of this prospectus or any prospectus supplement hereto.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities being registered; provided, however, that we are not incorporating by reference any information furnished under Items 9 or 12 of any Current Report on Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2002.

•	Our Current Reports on Form 8-K filed January 3, February 12, February 18 (2 filed) and February 21, 2003.

We typically make our SEC filings on a joint basis with Florida Progress, our direct corporate parent. Any information included in such SEC filings that relates solely to Florida Progress is not and shall not be deemed to be incorporated by reference into this prospectus or any prospectus supplement.

You may request a copy of these filings at no cost, by writing or calling us at the following address:

Progress Energy Florida, Inc. c/o Progress Energy, Inc. Investor Relations 410 South Wilmington Street Raleigh, North Carolina 27601 Telephone: (800) 662-7232

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     This prospectus contains, and any supplement hereto will contain, forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We have used words or phrases such as “anticipate,” “will likely result,” “will continue,” “intend,” “may,” “expect,” “believe,” “plan,” “will,” “estimate,” “should,” and variations of such words and similar expressions in this prospectus and in the documents incorporated by reference to identify such forward-looking statements. The matters discussed throughout this prospectus and any supplement hereto, including the documents incorporated by reference herein or therein, that are not historical facts are forward-looking and, accordingly, involve estimates, projects, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

     Examples of factors that you should consider with respect to any forward-looking statements made include, but are not limited to, the following:

•	the impact of fluid and complex government laws and regulations, including those relating to the environment;

•	the impact of recent events in the energy markets that have increased the level of public and regulatory scrutiny in the energy industry and in the capital markets;

•	the impact of our rate case settlement;

•	deregulation or restructuring in the electric industry that may result in increased competition and unrecovered (stranded) costs;

•	the uncertainty regarding the timing, creation and structure of regional transmission organizations;

•	weather conditions that directly influence the demand for electricity and natural gas;

•	recurring seasonal fluctuations in demand for electricity and natural gas;

•	fluctuation in the price of energy commodities and purchased power;

•	economic fluctuations and the corresponding impact on our commercial and industrial customers;

•	the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks;

•	the impact of any terrorist acts generally and on our generating facilities and other properties;

•	the ability to successfully access capital markets on favorable terms;

•	the impact that increases in leverage may have on us and our ability to maintain our current credit ratings;

•	the impact of derivative contracts used in the normal course of business; and

•	unanticipated changes in operating expenses and capital expenditures.

     These and other factors are detailed from time to time in our SEC filings which are incorporated herein. Many, but not all of the factors that may impact actual results are discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus. You should carefully read that “Risk Factors” section. All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the effect of each such factor on us.

RISK FACTORS

     Investing in our securities involves risks that could affect the energy industry, as well as us and our business. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated into this prospectus. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our securities, you should carefully consider the risks discussed therein and the other information in this prospectus and any prospectus supplement hereto, as well as the documents incorporated by reference herein or therein. Each of the risks described could result in a decrease in the value of our securities and your investment therein.

DESCRIPTION OF THE SECURITIES

     This prospectus describes certain general terms of the offered securities. When we offer to sell a particular security, we will describe the specific terms in a prospectus supplement. The securities will be issued under indentures, selected provisions of which we have summarized below. The summary is not complete. The indentures appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. You should carefully read the indentures as they, and not this prospectus or any prospectus supplement hereto, govern your rights as a security holder. Capitalized terms used in the following summaries have the meanings specified in the applicable indentures unless otherwise defined below.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

     We will issue First Mortgage Bonds in one or more series under an Indenture, dated as of January 1, 1944, with First Chicago Trust Company of New York, as successor trustee (the “Mortgage Trustee”), as supplemented by supplemental indentures, including one or more supplemental indentures relating to the First Mortgage Bonds. In the following discussion, we will refer to the Indenture and all supplements to the Indenture together as the “Mortgage.” We will refer to all of our First Mortgage Bonds, including those already issued and those to be issued under this shelf registration process or otherwise issued in the future, as “First Mortgage Bonds.” The information we are providing you in this prospectus concerning the First Mortgage Bonds and the Mortgage is only a summary of the information provided in those documents and the information is qualified in its entirety by reference to the provisions of the Mortgage. You should consult the First Mortgage Bonds themselves, the Mortgage and other documents for more complete information on the First Mortgage Bonds. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and you should refer to the Trust Indenture Act for the provisions that apply to the First Mortgage Bonds. In the summary below, we have included references to applicable section numbers of the Mortgage so that you can more easily locate the relevant provisions.

Provisions of a Particular Series

     The First Mortgage Bonds may from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular issue of the First Mortgage Bonds for the following information:

•	the designation, series and aggregate principal amount of the First Mortgage Bonds;

•	the percentage of the principal amount for which we will issue and sell the First Mortgage Bonds;

•	the date of maturity for the First Mortgage Bonds;

•	the rate at which the First Mortgage Bonds will bear interest or the method of determining that rate;

•	the dates on which interest is payable;

•	the denominations in which we will authorize the First Mortgage Bonds to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the First Mortgage Bonds in the form of global bonds and, if so, the name of the depositary for any global bonds;

•	the terms applicable to any rights to convert First Mortgage Bonds into or exchange them for other of our securities or those of any other entity;

•	redemption terms and sinking fund provisions, if any; and

•	any other specific terms that do not conflict with the Mortgage.

For more information, see Section 2.01 of the Mortgage.

     No series of the First Mortgage Bonds will be limited in aggregate principal amount except as provided in the Mortgage. Unless the applicable prospectus supplement states otherwise, the covenants contained in the Mortgage will not afford holders of the First Mortgage Bonds protection in the event of a change of control or highly leveraged transaction. As of the date of this prospectus, we had approximately $1.48 billion aggregate principal amount of First Mortgage Bonds outstanding.

Form and Exchanges

     Unless otherwise specified in the applicable prospectus supplement, we expect to issue the First Mortgage Bonds as fully registered bonds without coupons in denominations of $1,000 or any integral multiple of $1,000. Holders may exchange them, free of charge, for a like aggregate principal amount of other First Mortgage Bonds of different authorized denominations of the same series. Holders may also transfer the First Mortgage Bonds free of charge except for any stamp taxes or other governmental charges that may apply. The First Mortgage Bonds may be presented for transfer or exchange at the corporate trust office of the Trustee in New York, New York. For more information, see Sections 2.01 and 2.03 of the Mortgage.

Interest and Payment

     The prospectus supplement for any First Mortgage Bonds will state the interest rate, the method of determination of the interest rate, and the date on which interest is payable. Unless the prospectus supplement states otherwise, principal and interest on First Mortgage Bonds held in (i) definitive or certificated form will be paid at the corporate trust office of the Mortgage Trustee in New York, New York, and (ii) global form will be paid as set forth herein under “Global Securities.”

     We have agreed to pay interest, to the extent enforceable under law, on any overdue installment of interest on the First Mortgage Bonds at the highest rate of interest payable on any of the First Mortgage Bonds outstanding under the Mortgage. For more information, see Section 2.01 and Article X of the Mortgage.

Redemption and Purchase of First Mortgage Bonds

     If the First Mortgage Bonds are redeemable, the redemption terms will appear in the prospectus supplement. We may declare redemptions on at least 30 days’ notice to the holders of First Mortgage Bonds to be redeemed and to the Mortgage Trustee. We have agreed that before the redemption date we will deposit with the Mortgage Trustee a sum of money sufficient to redeem the subject First Mortgage Bonds. Our failure to make this required deposit will constitute a completed default under the Mortgage on the specified redemption date and the First Mortgage Bonds called for redemption shall immediately become due and payable. For more information, see Article VIII of the Mortgage.

     First Mortgage Bonds are redeemable, in whole but not in part, on not more than 90 days’ notice to holders, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the date of redemption, in the event that:

•	all of our outstanding common stock is acquired by some governmental body or instrumentality and we elect to redeem all First Mortgage Bonds; or

•	all or substantially all the mortgaged and pledged property, constituting bondable property as defined in the Mortgage, that is then subject to the Mortgage as a first lien shall be released from the lien of the Mortgage under the provisions thereof, and available moneys held by the Mortgage Trustee, including any moneys deposited by us for the purpose, are sufficient to redeem all the First Mortgage Bonds at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

For more information, see Section 8.08 of the Mortgage.

Maintenance Fund

     The Mortgage provides that the amount expended for property additions (excluding several stated exceptions) will, at the end of each year, equal the minimum provision for depreciation, for each calendar year subsequent to December 31, 1943, and if at the end of any such year we have not expended such required amount, we will, on or before the next succeeding March 31, deposit with the Mortgage Trustee the difference in cash. Certain credits are allowed against cash so required to be deposited. During the three years immediately following a cash deposit with the Mortgage Trustee, we may at any time or from time to time withdraw cash in an amount equal to any available maintenance credit. Cash not so withdrawn shall be applied towards the payment due upon maturity or for the purchase of outstanding First Mortgage Bonds as provided in the Mortgage. For more information, see Sections 5.08 and 1.05 of the Mortgage.

     We must provide the Mortgage Trustee with an annual maintenance certificate with respect to the bondable value of property additions. The minimum provision for depreciation means an amount equal to:

•	15% of our gross operating revenues, net of the cost of electric energy purchased for resale; less

•	an amount equal to the aggregate of the charges to operating expense for maintenance; provided, however,

•	that the minimum provision for depreciation for any period shall not exceed the maximum provision for depreciation, as defined, for the period.

The maximum provision for depreciation shall mean as to each full calendar year, an amount equal to:

•	$755,000, plus

•	2.25% of the sum of all property additions after January 1, 1944 up to the beginning of the subject calendar year, less

•	2.25% of the aggregate amount of all retirements of bondable property during the period after January 1, 1944 up to the beginning of the subject calendar year.

     For periods other than a calendar year, the maximum provision for depreciation shall be based upon the maximum provision for depreciation for the calendar year ended during such period multiplied by the number of calendar months or fractions thereof included in such period and divided by 12.

     As of December 31, 2002, we had a cumulative maintenance credit of approximately $6.3 billion.

Ranking and Security

     The First Mortgage Bonds will be secured by the lien of the Mortgage and will rank equally with all bonds outstanding thereunder. In the opinion of our counsel, the Mortgage constitutes a first mortgage lien, subject only to permitted encumbrances and liens, on substantially all of the fixed properties owned by us except miscellaneous properties specifically excepted. After-acquired property covered by the lien of the Mortgage, subject to existing liens at the time such property is acquired. For more information, see the Preambles and Section 2.01 of the Mortgage.

Issuance of Additional First Mortgage Bonds

     First Mortgage Bonds may be issued under the Mortgage in a principal amount equal to:

•	an amount not exceeding 60% of the bondable value of property additions, which term generally includes all of our tangible property that we are authorized to acquire, own and operate, that has become subject to the Mortgage and which is used in connection with the generation, purchase, transmission, distribution or sale of electricity for light, heat, power or other purposes;

•	an additional aggregate principal amount not exceeding the aggregate principal amount of refundable prior lien bonds deposited with the Mortgage Trustee or judicially determined to be invalid;

•	an additional aggregate principal amount not exceeding the aggregate principal amount of any outstanding First Mortgage Bonds that have been canceled or delivered for cancellation; and

•	an additional aggregate principal amount equal to the amount of cash deposited with the Mortgage Trustee against the issuance of bonds.

     For more information, see Sections 4.03 thorough 4.06 of the Mortgage.

     As of December 31, 2002, the bondable value of property additions under the first bullet point above was approximately $4.2 billion permitting the issuance of approximately $2.5 billion of additional bonds ($1.85 billion after giving effect to our February 2003 First Mortgage Bond issuance). As of the date of this prospectus, the additional aggregate principal amount of First Mortgage Bonds that could be issued based upon the amount of previously issued First Mortgage Bonds that have been canceled or delivered for cancellation under the third bullet point above was approximately $265.5 million. Cash deposited with the Mortgage Trustee under the fourth bullet point above may be withdrawn in an amount equal to the principal amount of any First Mortgage Bonds we would otherwise be entitled to have authenticated under any of the provisions referred to in the first three bullet points above, and may also be used for the purchase or redemption of First Mortgage Bonds which, by their terms, are redeemable. For more information, see Section 4.06 of the Mortgage.

     First Mortgage Bonds may be authenticated pursuant to the first and fourth bullet points above (and in certain cases pursuant to the second and third bullet points above) only if net earnings for 12 successive months in the 15 months immediately preceding the first day of the month in which application for additional First Mortgage Bonds is made shall be at least two times the annual interest charges on the First Mortgage Bonds and prior lien bonds outstanding and to be outstanding. For more information, see Sections 4.08 and 1.06 of the Mortgage.

Restriction on Dividends

     Unless otherwise stated in the prospectus supplement, in the case of First Mortgage Bonds issued under this prospectus and any accompanying prospectus supplement, and so long as any First Mortgage Bonds are outstanding, we may only pay cash dividends on our common stock, and make any other distribution to Florida Progress, our common stockholder, out of our net income subsequent to December 31, 1943. For more information, see Section 5.24 of the Mortgage.

Release and Substitution of Property

     Subject to various limitations, property may be released from the lien of the Mortgage when sold or exchanged, upon the basis of:

•	cash deposited with the Mortgage Trustee;

•	the principal amount of any purchase money obligations pledged with the Mortgage Trustee;

•	the fair value of any property additions certified to the Mortgage Trustee and acquired by us in exchange for the property to be released; or

•	if non-bondable property is to be released, the fair value of property and certain securities certified to the Mortgage Trustee and acquired by us in exchange for the property to be released, less the principal amount of certain outstanding prior lien bonds.

     For more information, see Section 9.03 of the Mortgage.

     If all or substantially all of the mortgaged and pledged property constituting bondable property which at the time shall be subject to the lien of the Mortgage as a first lien shall be released, whether pursuant to our request or by eminent domain, then we are required to redeem all the First Mortgage Bonds and have agreed to deposit with the Mortgage Trustee sufficient cash for that purpose. Any new property acquired to take the place of any property released shall be subjected to the lien of the Mortgage. For more information, see Sections 8.08(b), 9.03, 9.05 and 9.11 of the Mortgage.

Modification of Mortgage

    General

     The Mortgage may generally be modified with the consent of the holders of not less than 75% in aggregate principal amount of First Mortgage Bonds outstanding which would be affected by the action proposed to be taken, except no such modifications shall:

•	extend the maturity of any First Mortgage Bonds, or reduce the interest rate or extend the time of payment thereof, or reduce the principal amount thereof, without the express consent of the holder of each First Mortgage Bond affected;

•	reduce the percentage of holders who must consent to the modifications referred to in this section without the consent of the holders of all First Mortgage Bonds outstanding;

•	permit the creation of a prior or equal lien on the pledged property; or

•	deprive any First Mortgage Bond of the lien of the Mortgage.

For more information, see Section 17.02 of the Mortgage.

     Anticipated Amendments

     With respect to all First Mortgage Bonds issued on or after July 1, 2002, the date of the Fortieth Supplemental Indenture, we have reserved the right to amend the Mortgage, at our sole discretion, after the bonds issued prior to July 1, 2002 are retired or redeemed, as follows:

•	to change the requirement that the Mortgage Trustee have its principal office and place of business in the Borough of Manhattan, The City of New York to require that it have a principal office and place of business in that location; and

•	to provide that, with respect to compliance with conditions precedent to the authentication and delivery of First Mortgage Bonds, no certificate or opinion of an accountant shall be required to be of any person other than an officer or employee of ours that is actively engaged in accounting work, but who need not be a certified or licensed public accountant, as to dates or periods not covered by annual reports required to be filed by us, in the case of conditions precedent which depend upon a state of facts as of a date or dates for a period or periods different from that required to be covered by such annual reports.

     With respect to the second bullet point immediately above, the Mortgage currently provides that, except in limited circumstances, any required certificate or opinion of an accountant must be from an independent public accountant, regardless of the dates or periods covered by such certificate or opinion. See Sections 1.02 and 1.06 of the Mortgage and the Fortieth Supplemental Indenture to the Mortgage, dated July 1, 2002.

     In July 2002, we issued an aggregate principal amount of approximately $240.9 million First Mortgage Bonds in three series (the “2002 Bonds”). Upon our request, the beneficial owner of the 2002 Bonds has agreed to consent to these amendments. In February 2003, we issued an aggregate principal amount of $650 million First Mortgage Bonds in two series (the “2003 Bonds”) in an underwritten public offering. The underwriters, as initial holders of the 2003 Bonds, have consented to these amendments. As of the date of this prospectus, the 2002 Bonds and the 2003 Bonds collectively represent approximately 60% of the aggregate principal amount of outstanding First Mortgage Bonds.

     In order to effectuate the amendment set forth in the first bullet point above as soon as possible, we are soliciting consents from certain of the current holders of our First Mortgage Bonds. To effectuate the amendment set forth in the second bullet point above we will continue to seek consents from future holders concurrent with the issuance of any new series of First Mortgage Bonds to such holders; however, we may also solicit consents from certain of the current holders of the First Mortgage Bonds. Future First Mortgage Bonds will include an express consent to the amendments and future holders of such First Mortgage Bonds shall be deemed to have consented to the amendments.

Default

     In the event of a completed default, the Mortgage Trustee or the holders of at least 25% of the outstanding First Mortgage Bonds may declare the principal of all outstanding First Mortgage Bonds immediately due and payable. The following are defined as completed defaults in the Mortgage:

•	default in the payment of principal of, and premium, if any, on any of the First Mortgage Bonds when due and payable, whether at maturity or by declaration, or otherwise;

•	default continued for 60 days in the payment of any interest on any of the First Mortgage Bonds;

•	default in the payment of principal or interest upon any outstanding prior lien bonds continued beyond any applicable grace period;

•	certain acts of bankruptcy, insolvency or reorganization; and

•	default continued for 60 days after written notice to us by the Mortgage Trustee (or to us and the Mortgage Trustee by the holders of at least 25% in principal amount of the then outstanding First Mortgage Bonds) in the observance or performance of any other covenant, agreement or condition contained in the Mortgage or in any of the First Mortgage Bonds.

     For more information, see Section 10.01 of the Mortgage.

     If all defaults have been cured, however, the holders of not less than a majority in aggregate principal amount of the First Mortgage Bonds then outstanding may rescind and annul the declaration and its consequences. If the Mortgage Trustee in good faith determines it to be in the interest of the holders of the First Mortgage Bonds, it may withhold notice of default, except in payment of principal, premium, if any, interest or sinking fund payments, if any, for retirement of First Mortgage Bonds. We are required by the Mortgage to report annually to the Mortgage Trustee as to the absence of default and compliance with the provisions of the Mortgage. For more information, see Sections 10.01, 10.02 and 5.23 of the Mortgage.

     The holders of not less than a majority in principal amount of the First Mortgage Bonds outstanding have the right to direct the time, method and place of conducting any proceedings for any remedy available to, or conferred by the Mortgage upon, the Mortgage Trustee; provided, however, that the Mortgage Trustee may, if it determines in good faith that such direction would involve the Mortgage Trustee in personal liability or be unjustly prejudicial to the rights of the non-assenting bondholders, decline to follow such direction. For more information, see Section 10.06 of the Mortgage.

Evidence to Be Furnished to the Mortgage Trustee Under the Mortgage

     We may demonstrate compliance with Mortgage provisions regarding certificates and opinions by providing written statements to the Mortgage Trustee from our officers or experts we select. For instance, we may select an engineer or appraiser to provide a written statement regarding the value of property being certified or released, or an accountant regarding net earnings, or counsel regarding property titles and compliance with the Mortgage generally. In certain significant matters, applicable law requires that an accountant or engineer must be independent. For more information, see Section 314(d) of the Trust Indenture Act. We must file certificates and other papers each year and whenever certain events occur. Additionally, we must provide evidence from time to time demonstrating our compliance with the conditions and covenants under the Mortgage.

Relationship With the Trustee

     In the normal course of business, the Mortgage Trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking, and securities underwriting services to us and our affiliates. In connection with the proposed amendment discussed in the first bullet point under “Modification of Mortgage—Anticipated Amendments” we expect the current Mortgage Trustee to resign and to be replaced by Bank One, N.A., an affiliate of the Mortgage Trustee.

DESCRIPTION OF DEBT SECURITIES

General

     The Debt Securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the Debt Securities offered through this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. The Debt Securities will be issued under one or more indentures for Debt Securities between us and a trustee elected by us. In this prospectus, we will refer to any indenture under which we may issue Debt Securities as the “Debt Securities Indenture,” and we will refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.” A form of Debt Securities Indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

     The prospectus supplement applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[ ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Each Debt Securities Indenture will be qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

     We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement. The summary that follows is not complete. You should consult the applicable Debt Securities, Debt Securities Indenture, and any supplemental indentures and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Provisions of a Particular Series

     The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any; and

— the date from which any interest will accrue;

— the dates on which we will pay interest; and

— the record date for any interest payable on any interest payment date;

•	the place where

— the principal of, premium, if any, and interest on the Debt Securities will be payable;

— you may register transfer of the Debt Securities;

— you may exchange the Debt Securities; and

— you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so,

— any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

— any limitations on the right to obtain definitive certificates for the Debt Securities; and

— any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities; and

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities Indenture.

     Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

     Unless the applicable prospectus supplement states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

     The applicable prospectus supplement may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the applicable Debt Securities Indenture.

     No payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due,

•	any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived, and the maturity of such Senior Indebtedness has been accelerated because of the default, or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

     Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

     As defined in the Subordinated Debt Securities Indenture, the term “Senior Indebtedness” means:

•	all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us

—	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

—	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments.

     In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

     The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Form, Exchange and Transfer

     Unless the applicable prospectus supplement states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

     Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar. No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

     The applicable prospectus supplement will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

     For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

     Unless the applicable prospectus supplement states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

     Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

     All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

     You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of random selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

     A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

     For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

     We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets

— is organized and validly existing under the laws of any domestic jurisdiction; and

— expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•	immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

     For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

     “Event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment on any Debt Securities of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement.

For more information, see Section 801 of the applicable Debt Securities Indenture.

     An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

     If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt

Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

     The applicable prospectus supplement may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

     At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay

— all overdue interest on all Debt Securities of the particular series;

— the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

— interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

— all amounts due to the Debt Securities Trustee under the applicable indenture; and

•	any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

     For more information, see Section 802 of the applicable Debt Securities Indenture.

     The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

     No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•	the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

     For more information, see Section 807 of the applicable Debt Securities Indenture.

     The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

     We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

     We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•	to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where

— the principal of and any premium and interest on any Debt Securities are payable;

— any Debt Securities may be surrendered for registration of transfer or exchange; or

— notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

     The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

•	any past default under the applicable indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

     The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

     Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected

— change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

— reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

— reduce any premium payable upon the redemption of the Debt Securities;

— reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

— change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

— impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

     A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•	changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

     For more information, see Section 1202 of the applicable Debt Securities Indenture.

     If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

     Unless the applicable prospectus supplement provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

     The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Notices

     We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

     The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

     The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

GLOBAL SECURITIES

     We may issue some or all of the First Mortgage Bonds or Debt Securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

     As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

     We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

     Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

PLAN OF DISTRIBUTION

     Unless the applicable prospectus supplement provides otherwise, we expect to sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly through a limited number of institutional purchasers or to a single purchaser; or

•	through agents.

     The applicable prospectus supplement will set forth the terms under which the securities are offered, including

•	the names of any underwriters, dealers or agents;

•	the purchase price and the net proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, re-allowed or paid to dealers.

     We or any underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

     If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be severally obligated to purchase all of the securities, except that in certain cases involving a default by an underwriter, less than all of the securities may be purchased. If we sell securities through an agent, the applicable prospectus supplement will state the name and any commission payable by us to the agent. Unless the prospectus supplement provides otherwise, any agent acting for us will be acting on a best efforts basis for the period of its appointment.

     The applicable prospectus supplement will state whether we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These contracts will be subject to the conditions set forth in the prospectus supplement. Additionally, the prospectus supplement will set forth the commission payable for solicitation of these contracts.

     Agents and underwriters may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

     The financial statements and the related financial statement schedule as of and for the years ended December 31, 2002 and 2001 incorporated in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements and the related financial statement schedule for the year ended December 31, 2000, included in our Annual Report on Form 10-K for the year ended December 31, 2002, have been incorporated by reference in this prospectus and the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in the prospectus, and given upon the authority of that firm as experts in accounting and auditing.

     On March 21, 2001, our Board of Directors formally elected to engage Deloitte & Touche LLP as our independent accountants and to dismiss KPMG as such independent accountant. Deloitte & Touche became our independent accountant upon KPMG’s completion of the 2000 audit and our issuance of the related financial statements. For additional detail regarding our change in independent accountants, please refer to “ITEM 9—Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” included in our Form 10-K for the year ended December 31, 2001.

LEGAL OPINIONS

     Unless the applicable prospectus supplement provides otherwise, R. Alexander Glenn, Associate General Counsel of Progress Energy Service Company, LLC, and Hunton & Williams, our outside counsel, will issue opinions about the legality of the offered securities for us. Unless the applicable prospectus supplement provides otherwise, any underwriters or agents will be advised about issues relating to any offering by their legal counsel, Dewey Ballantine LLP of New York, New York.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Estimated
Item	Total

Securities and Exchange Commission registration fee	$80,900.00
Florida Documentary Stamp and Intangible Taxes	5,500,000.00
Rating agencies’ fees	700,000.00
Trustees’ fees	300,000.00
Counsels’ fees	400,000.00
Accountants’ fees	150,000.00
Printing and engraving	50,000.00
Blue Sky fees	25,000.00
Miscellaneous	25,000.00
Total	$7,230,900.00

     All amounts other than the registration fee are estimated. The amount set forth for the Florida Documentary Stamp and Intangible Taxes assumes that only First Mortgage Bonds are issued for the full amount set forth in the cover page of the combined prospectus included in this registration statement.

Item 15. Indemnification of Directors and Officers.

     The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, provided certain standards are met, including that such officer or director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful.

     In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including the appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and provided further that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless, and only to the extent that, a court of competent jurisdiction determines upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity.

     To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Article 10 of our By-laws provides that we shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

     Progress Energy, Inc, our parent, has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, that might be incurred by them in such capacities and against which they are not indemnified by us.

Item	16.	Exhibits.

*1(a)	—	Form of Underwriting Agreement for First Mortgage Bonds (filed as Exhibit 1(a) to Florida Power’s Registration Statement on Form S-3 (No. 333-63204), as filed with the SEC on June 15, 2001).

*1(b)	—	Form of Underwriting Agreement for Debt Securities (filed as Exhibit 1(b) to Florida Power’s Registration Statement on Form S-3 (No. 333-63204), as filed with the SEC on June 15, 2001).

*4(a)	—	Indenture (for First Mortgage Bonds), dated as of January 1, 1944 (the “FMB Indenture”), between Florida Power and Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees. (filed as Exhibit B-18 to Florida Power’s Registration Statement on Form A-2 (No. 2-5293), as filed with the SEC on January 24, 1944).

*4(b)	—	Seventh Supplemental Indenture, dated as of July 1, 1956, between Florida Power and Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the FMB Indenture (filed as Exhibit 4(b) to Florida Power’s Registration Statement on Form S-3 (No. 33-16788), as filed with the SEC on September 27, 1991).

*4(c)	—	Eighth Supplemental Indenture, dated as of July 1, 1958, between Florida Power and Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the FMB Indenture. (filed as Exhibit 4(c) to Florida Power’s Registration Statement on Form S-3 (No. 33-16788), as filed with the SEC on September 27, 1991).

*4(d)	—	Sixteenth Supplemental Indenture, dated as of February 1, 1970, between Florida Power and Morgan Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the FMB Indenture. (filed as Exhibit 4(d) to Florida Power’s Registration Statement on Form S-3 (No. 33-16788), as filed with the SEC on September 27, 1991).

*4(e)	—	Twenty-Ninth Supplemental Indenture, dated as of September 1, 1982, between Florida Power and Morgan Guaranty Trust Company of New York and Florida National Bank, as Trustees, with reference to the modification and amendment of the FMB Indenture. (filed as Exhibit 4(c) to Florida Power’s Registration Statement on Form S-3 (No. 2-79832), as filed with the SEC on September 17, 1982).

Item	16.	Exhibits.

*4(f)	—	Thirty-Eighth Supplemental Indenture, dated as of July 25, 1994, between Florida Power and First Chicago Trust Company of New York, as successor Trustee, Morgan Guaranty Trust Company of New York, as resigning Trustee, and First Union National Bank of Florida, as resigning Co-Trustee, with reference to confirmation of First Chicago Trust Company of New York as successor Trustee under the FMB Indenture (filed as Exhibit 4(f) to Florida Power’s Registration Statement on Form S-3 (No. 33-55273), as filed with the SEC on August 29, 1994).

*4(g)	—	Fortieth Supplemental Indenture, dated as of July 1, 2002, between Florida Power and First Chicago Trust Company of New York, as Trustee, with reference to the reservation of the right to certain future amendments to the FMB Indenture (filed as Exhibit 4 to Florida Power’s Form 8-K (No. 1-3274), as filed with the SEC on February 18, 2003).

*4(h)	—	Forty-First Supplemental Indenture, dated as of February 1, 2003, between Florida Power and First Chicago Trust Company of New York, as Trustee, with reference to the reservation of the right to certain future amendments to the FMB Indenture (filed as Exhibit 4 to Florida Power’s Form 8-K (No. 1-3274), as filed with the SEC on February 21, 2003).

*4(i)	—	Form of Supplemental Indenture relating to First Mortgage Bonds (filed as Exhibit 4(g) to Florida Power’s Registration Statement on Form S-3 (No. 333-63204), as filed with the SEC on June 15, 2001).

*4(j)	—	Form of Indenture relating to Debt Securities (filed as Exhibit 4(h) to Florida Power’s Registration Statement on Form S-3 (No. 333-63204), as filed with the SEC on June 15, 2001).

5	—	Opinion of Hunton & Williams.

*12	—	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 to Florida Power’s Form 10-K (No. 1-3274), as filed with the SEC on March 21, 2003).

23(a)	—	Consent of Deloitte & Touche LLP.

23(b)	—	Consent of KPMG LLP.

23(c)	—	The consent of Hunton & Williams is contained in its opinion filed as Exhibit 5.

24	—	The Power of Attorney is contained on the signature page of this Registration Statement.

25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of First Chicago Trust Company of New York, as Trustee under the Indenture relating to First Mortgage Bonds.

†25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under an additional indenture relating to Debt Securities.

* Incorporated herein by reference as indicated.

† To be filed on Form T-1 subsequent to effectiveness of this Registration Statement and incorporated by reference.

Item 17. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under the Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 21st day of March, 2003.

FLORIDA POWER CORPORATION

/s/ Peter M. Scott III

Peter M. Scott III Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Peter M. Scott III, William D. Johnson and Timothy S. Goettel, and each of them severally, as their attorney-in-fact to sign in their name and on their behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ H. William Habermeyer, Jr. H. William Habermeyer, Jr.	President and Chief Executive Officer and Director	March 21, 2003

/s/ Peter M. Scott III Peter M. Scott III	Executive Vice President and Chief Financial Officer (and principal accounting officer)and Director	March 21, 2003

/s/ William D. Johnson William D. Johnson	Executive Vice President, General Counsel and Secretary and Director	March 21, 2003

/s/ William S. Orser William S. Orser	Group President and Director	March 21, 2003

/s/ William Cavanaugh III William Cavanaugh III	Chairman of the Board	March 21, 2003

/s/ Robert B. McGehee Robert B. McGehee	Director	March 21, 2003

INDEX TO EXHIBITS

*1(a)	—	Form of Underwriting Agreement for First Mortgage Bonds (filed as Exhibit 1(a) to Florida Power’s Registration Statement on Form S-3 (No. 333-63204), as filed with the SEC on June 15, 2001).

*1(b)	—	Form of Underwriting Agreement for Debt Securities (filed as Exhibit 1(b) to Florida Power’s Registration Statement on Form S-3 (No. 333-63204), as filed with the SEC on June 15, 2001).

*4(a)	—	Indenture (for First Mortgage Bonds), dated as of January 1, 1944 (the “FMB Indenture”), between Florida Power and Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees (filed as Exhibit B-18 to Florida Power’s Registration Statement on Form A-2 (No. 2-5293), as filed with the SEC on January 24, 1944).

*4(b)	—	Seventh Supplemental Indenture, dated as of July 1, 1956, between Florida Power and Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the FMB Indenture (filed as Exhibit 4(b) to Florida Power’s Registration Statement on Form S-3 (No. 33-16788), as filed with the SEC on September 27, 1991).

*4(c)	—	Eighth Supplemental Indenture, dated as of July 1, 1958, between Florida Power and Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the FMB Indenture (filed as Exhibit 4(c) to Florida Power’s Registration Statement on Form S-3 (No. 33-16788), as filed with the SEC on September 27, 1991).

*4(d)	—	Sixteenth Supplemental Indenture, dated as of February 1, 1970, between Florida Power and Morgan Guaranty Trust Company of New York and The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the FMB Indenture (filed as Exhibit 4(d) to Florida Power’s Registration Statement on Form S-3 (No. 33-16788), as filed with the SEC on September 27, 1991).

*4(e)	—	Twenty-Ninth Supplemental Indenture, dated as of September 1, 1982, between Florida Power and Morgan Guaranty Trust Company of New York and Florida National Bank, as Trustees, with reference to the modification and amendment of the FMB Indenture (filed as Exhibit 4(c) to Florida Power’s Registration Statement on Form S-3 (No. 2-79832), as filed with the SEC on September 17, 1982).

*4(f)	—	Thirty-Eighth Supplemental Indenture, dated as of July 25, 1994, between Florida Power and First Chicago Trust Company of New York, as successor Trustee, Morgan Guaranty Trust Company of New York, as resigning Trustee, and First Union National Bank of Florida, as resigning Co-Trustee, with reference to confirmation of First Chicago Trust Company of New York as successor Trustee under the FMB Indenture (filed as Exhibit 4(f) to Florida Power’s Registration Statement on Form S-3 (No. 33-55273), as filed with the SEC on August 29, 1994).

*4(g)	—	Fortieth Supplemental Indenture, dated as of July 1, 2002, between Florida Power and First Chicago Trust Company of New York, as Trustee, with reference to the reservation of the right to certain future amendments to the FMB Indenture (filed as Exhibit 4 to Florida Power’s Form 8-K (No. 1-3274), as filed with the SEC on February 18, 2003).

*4(h)	—	Forty-First Supplemental Indenture, dated as of February 1, 2003, between Florida Power and First Chicago Trust Company of New York, as Trustee, with reference to the reservation of the right to certain future amendments to the FMB Indenture (filed as Exhibit 4 to Florida Power’s Form 8-K (No. 1-3274), as filed with the SEC on February 21, 2003).

*4(i)	—	Form of Supplemental Indenture relating to First Mortgage Bonds (filed as Exhibit 4(g) to Florida Power’s Registration Statement on Form S-3 (No. 333-63204), as filed with the SEC on June 15, 2001).

*4(j)	—	Form of Indenture relating to Debt Securities (filed as Exhibit 4(h) to Florida Power’s Registration Statement on Form S-3 (No. 333-63204), as filed with the SEC on June 15, 2001).

5	—	Opinion of Hunton & Williams.

*12	—	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12a to Florida Power’s Form 10-K (No. 1-3274), as filed with the SEC on March 21, 2003).

23(a)	—	Consent of Deloitte & Touche LLP.

23(b)	—	Consent of KPMG LLP.

23(c)	—	The consent of Hunton & Williams is contained in its opinion filed as Exhibit 5.

24	—	The Power of Attorney is contained on the signature page of this Registration Statement.

25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of First Chicago Trust Company of New York, as Trustee under the Indenture relating to First Mortgage Bonds.

†25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under an additional indenture relating to Debt Securities.

*	Incorporated herein by reference as indicated.
†	To be filed on Form T-1 subsequent to effectiveness of this Registration Statement and incorporated by reference.